                                                                     EXHIBIT 4.2

                        WAIVER AND SUPPLEMENTAL AGREEMENT

         THIS WAIVER AND SUPPLEMENTAL AGREEMENT (this "Supplement") is made as of the 13 day of April, 2000, by and between RAILAMERICA, INC., a Delaware corporation (the "Company"), and EGS Associates, L.P., a Delaware limited partnership, EGS Partners, L.L.C., a Delaware limited liability company, BEV Partners, L.P., a Delaware limited partnership, Jonas Partners, L.P., a New York limited partnership, EGS Management, L.L.C., a Delaware limited liability company, William Ehrman, Frederic Greenberg, Jonas Gerstl and Julia Oliver (collectively the "Shareholders").



                                    RECITALS

         WHEREAS, the Company and the Shareholders (other than EGS Management, L.L.C. and Julia Oliver) and Frederick Ketcher, James McLaren and William Lautman (the "Former Members") are parties to that certain Agreement, dated as of August 21, 1998 (the "Original Agreement"), pursuant to which the Company agreed to modify certain terms of the Company's 1998 Common Stock Purchase Rights Agreement (the "Rights Agreement") on the condition that the Shareholders, other than EGS Management, L.L.C. and Julia Oliver, and the Former Members enter into the Original Agreement; and

         WHEREAS, the Company has agreed to further modify those terms of the Rights Agreement as set forth on Exhibit A attached hereto, as well as those terms of the Original Agreement as set forth below, on the condition that the Shareholders enter into this Supplement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. COMPANY SECURITIES. Each of the Shareholders represents and agrees that Schedule 1 attached hereto accurately and completely sets forth as of April 12, 2000 the number of shares of the Company's common stock, $.001 par value (the "Common Stock"), owned of record or beneficially by any Shareholder. No Shareholder owns of record or beneficially any other securities of the Company not set forth on Schedule 1 for such Shareholder or any other Shareholder. Each of the Shareholders agrees that they will not acquire beneficially or of record, individually or in the aggregate, in excess of 25% of the outstanding shares of Common Stock.

         2. VOTING. The Shareholders agree to vote all of their shares of Common Stock with respect to any matter brought to a vote of the stockholders of the Company, whether at an annual or special meeting of such stockholders or by written consent of such stockholders either (a) in favor of (i) the nominees of the Company's management and (ii) the proposals of the Company's management, in either case consistent with the recommendations of the Company's management or
(b) in the same proportion as the holders of the Common Stock other than the

Shareholders; provided, however, that the foregoing shall not modify or eliminate the Shareholders' obligations under paragraph 3 of the Original Agreement.

         3. REPRESENTATIONS AND WARRANTIES. In order to induce the Company to enter into this Supplement and to amend the Rights Agreement, each of the Shareholders represents and warrants to the Company that none of the Former Members is either a member or an employee of any of the Shareholders or a member of a "group" (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended) which includes any of the Shareholders. In addition, the Shareholders acknowledge that the United States securities laws prohibit any person who has received material, non-public information concerning the Company from purchasing or selling the securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company in reliance upon such information. The Shareholders agree not to disclose any such non-public information in violation of the United States securities laws.

         4. WAIVER. The Company hereby waives the provisions of Section 1 of the Original Agreement which restrict the Shareholders and the Former Members individually and in the aggregate from holding more than 19.9% of the outstanding Common Stock to allow the Shareholders to hold, in the aggregate, no more than 25.0% of the outstanding Common Stock. In the event that (i) the Shareholders, individually or in the aggregate, acquire beneficially or of record in excess of 25.0% of the outstanding Common Stock, (ii) the Original Agreement is determined to be unenforceable by a court of competent jurisdiction or (iii) the Shareholders challenge the enforceability of the Original Agreement, the foregoing waiver shall be void and of no further force and effect.

         5. EFFECT ON ORIGINAL AGREEMENT. Except as specifically provided hereby, the Original Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

         6. AGREEMENTS OF ADDITIONAL SHAREHOLDERS. Each of EGS Management, L.L.C. and Julia Oliver agrees to be bound by the terms of the Original Agreement.

         7. GOVERNING LAW. This Supplement shall be deemed a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         8. EXECUTION IN COUNTERPARTS.This Supplement may be executed in counterparts and all of which counterparts shall for all purposes be deemed to be an original, and which counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

                                   RAILAMERICA, INC.


                                   By: /s/ Gary O. Marino
                                      ------------------------------------------


                                   EGS ASSOCIATES, L.P., a Delaware limited partnership


                                   By: /s/ William Ehrman
                                      ------------------------------------------


                                   EGS PARTNERS, L.L.C., a Delaware limited liability company


                                   By: /s/ William Ehrman
                                      ------------------------------------------

                                   BEV PARTNERS, L.P., a Delaware limited
                                   partnership


                                   By: /s/ William Ehrman
                                      ------------------------------------------


                                   JONAS PARTNERS, L.P., a New York limited partnership


                                   By: /s/ Jonas Gerstl
                                      ------------------------------------------


                                   EGS MANAGEMENT, L.L.C., a Delaware limited liability company


                                   By: /s/ William Ehrman
                                      ------------------------------------------

                                   /s/ William Ehrman
                                   ---------------------------------------------
                                   William Ehrman


                                   /s/ Frederic Greenberg
                                   ---------------------------------------------
                                   Frederic Greenberg


                                   /s/ Jonas Gerstl
                                   ---------------------------------------------
                                   Jonas Gerstl


                                   /s/ Julia Oliver
                                   ---------------------------------------------
                                   Julia Oliver

Schedule 1

Below is a listing of the number of shares of the Company's common stock, $.001 par value (the "Common Stock"), owned of record or beneficially owned by each of the below listed Shareholders as of April 12, 2000.


SHAREHOLDER                                    SHARES OF COMMON STOCK OWNED
-----------                                    ----------------------------
EGS Associates, L.P.                                     610,298
Bev Partners, L.P.                                       380,815
EGS Overseas Fund                                          6,100
EGS Partners Managed Account A                            17,567
Jonas Partners, L.P.                                      62,195
EGS Partners Managed Account B                         2,679,162
Fred Greenberg                                               100
Total                                                  3,756,237